Exhibit 24.1
January 20, 1997


Mark Ogle, Wayne Boston and Richard Childs


Dear Sirs:
         Southern Investments UK plc (the "Company") proposes to file one or more registration statements under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the registration, for exchange or otherwise, of Capital Securities of Southern Investments UK Capital Trust I, the related Guarantee or Guarantees of the Company and Subordinated Debentures of the Company in amounts of up to the dollar equivalent of approximately (pound)52 million.
         The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with each of the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto, each to be accompanied by a prospectus and any appropriately amended or supplemented prospectus and any necessary exhibits.
                      Yours very truly,
                      SOUTHERN INVESTMENTS UK plc

                      By  _____________________________
                          Richard J. Pershing
                          Director and Chief Executive Officer



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                                     Thomas G. Boren



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